EXHIBIT 10.78

Prepared by and after recording

return to:

Bryan Cave LLP

2200 Ross Avenue, Suite 3300

Dallas, TX 75201

Attn: Ed Fields, Esq.

Loan No. 506107248

Property: Argonne Bridge

ASSUMPTION OF LIABILITY AND MODIFICATION AGREEMENT

THIS ASSUMPTION OF LIABILITY AND MODIFICATION AGREEMENT (this “Agreement”) is made to be effective as of August 4, 2011 (the “Effective Date”) by and among U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AS SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE REGISTERED HOLDERS OF BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-PWR17 (“Lender”), ARGONNE BRIDGE, LLC, an Illinois limited liability company, and JES ARGONNE BRIDGE, LLC, a Delaware limited liability company (jointly, “Borrower”), and IIT WOODRIDGE – MAPLE POINT DC II LLC, a Delaware limited liability company (“Purchaser”).

Recitals

A. On May 31, 2007, Prudential Mortgage Capital Company (“PMCC”) made a $6,150,000 mortgage loan (the “Loan”) to Borrower. The collateral for the Loan is real and personal property commonly known as the Argonne Flex Building located at 10330 Argonne Woods Drive, Woodridge, Illinois (the “Property”). The Property is more particularly described on Exhibit A.

B. The Loan is evidenced and secured by the following documents:

Promissory Note (the “Note”) dated May 31, 2007 executed by Borrower and payable to the order of PMCC in the original principal sum of $6,150,000

Mortgage and Security Agreement (the “Security Instrument”) of even date with the Note executed by Borrower in favor of PMCC,

recorded June 8, 2007 as Document R2007-107262, Official Records, DuPage County, Illinois (the “Records”)

Assignment of Leases and Rents (the “Assignment of Leases”) of even date with the Note executed by Borrower in favor of PMCC, recorded June 8, 2007 as Document R2007-107264 in the Records

Hazardous Substances Indemnity Agreement (the “Environmental Indemnity”) of even date with the Note executed by Borrower and Melissa S. Pielet, an individual, Robert E. Smietana, an individual, John E. Shaffer, an individual, Ronald T. Frain, an individual, Carl M. Manofsky, an individual, and Timothy J. Luby, an individual (collectively, “Original Guarantor”) in favor of PMCC

Indemnity and Guaranty Agreement (the “Guaranty”) of even date with the Note executed by Original Guarantor in favor of PMCC.

UCC Financing Statement, naming Argonne Bridge LLC as Debtor, and PMCC as Secured Party, recorded June 8, 2007 as Document R2007-107266 in the Records

UCC Financing Statement, naming JES Argonne Bridge LLC as Debtor, and PMCC as Secured Party, recorded June 8, 2007 as Document R2007-107268 in the Records

UCC Financing Statement, naming JES Argonne Bridge LLC as Debtor, and PMCC as Secured Party, filed with the Delaware Secretary of State under File #2007 2128741

Consent and Agreement of Manager of even date with the Note executed by HSA Commercial, Inc. in favor of PMCC

C. Lender is the current owner and holder of the Loan.

D. Borrower desires to sell and transfer (the “Transfer”) to Purchaser the Property, subject to Purchaser’s assumption of the Loan. Borrower and Purchaser have requested Lender’s consent to the Transfer and assumption of the Loan by Purchaser.

E. Lender desires to grant its consent to the Transfer and the assumption of the Loan subject to the terms and conditions in this Agreement.

Agreement

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions.

(a) Capitalized terms used in this Agreement but not otherwise defined will have the meanings set forth in the Security Instrument (unless the context clearly requires otherwise).

(b) “Assumption Documents” means this Agreement, together with all other documents executed or delivered in connection with the assumption of the Loan by Purchaser. The Assumption Documents include (without limitation) the Substitution of Guarantor being executed concurrently herewith, and the Amendment to Consent and Agreement of Manager being executed concurrently herewith.

(c) “Assumed Loan Documents” means the Loan Documents as assumed by Purchaser and as modified and supplemented by the Assumption Documents. The Assumed Loan Documents shall not include the instrument listed below:

UCC Financing Statement, naming Argonne Bridge LLC as Debtor, and PMCC as Secured Party, filed with the Illinois Secretary of State under File #12183747

(d) “Loan Documents” shall mean the documents listed in the Recitals together with any other documents that evidence or secure the Loan.

2. Sale is Subject to the Loan. The Transfer is subject to the Loan and the terms of the Loan Documents and Assumption Documents.

3. Lender Consent. Lender consents to the Transfer and the assumption of the Loan by Purchaser. This consent applies only to the Transfer and not to any future transfer or sale.

4. Tax Planning. Immediately prior to the Transfer, Argonne Bridge, LLC will convey an undivided interest in the Property to JES Argonne Bridge, LLC for tax planning purposes. Lender consents to such conveyance.

5. Assumption by Purchaser.

(a) Except as provided for subparagraph (c) below, Purchaser hereby assumes liability for the Loan. Purchaser will pay all sums that Borrower under the Assumed Loan Documents, as of the Effective Date, may be obligated to pay, and will pay all sums under the Assumed Loan Documents arising from and after the Effective Date, and Purchaser will perform all obligations under the Assumed Loan Documents from and after the Effective Date to the same extent as though Purchaser were the original obligor under the Loan; subject, however, to the limitations set forth in the Assumed Loan Documents with respect to recourse.

(b) Without limitation, Purchaser acknowledges its full personal liability for (i) those matters commonly known as “non-recourse carveouts” set forth in Paragraph 2.04 of the Note to the extent that such liability arises out of acts or events occurring or obligations arising after the Effective Date, and (ii) (except as provide for subparagraph (c) below), for the representations, warranties, covenants and indemnities contained in the Environmental Indemnity.

(c) Purchaser does not assume and is not liable for any breach by Borrower of paragraph 2.04 of the Note or for any representations or agreements of Borrower under this Agreement.

6. Mutual Release by Lender and Borrower.

(a) Borrower is released from its obligations under the Loan Documents, except for liability under Paragraph 2.04 of the Note and liability under the Environmental Indemnity that arise out of acts or events occurring or obligations arising prior to the Transfer (the “Surviving Recourse Obligations”). To the extent of the Surviving Recourse Obligations:

(i) Lender may, without notice to Borrower and without releasing Borrower from liability, accept collections directly from Purchaser and otherwise deal with Purchaser in all matters relating to Loan Documents;

(ii) the Surviving Recourse Obligations shall not be released, waived, increased, expanded or otherwise affected in any way notwithstanding any agreements, arrangements, releases, compromises, acceptances of late payments, novations or any other dealings whatsoever between Lender and Purchaser (or any other party);

(iii) Lender may, without notice to Borrower and without releasing Borrower from the Surviving Recourse Obligations, elect any remedy and compromise or release any debt or grant extensions of time for payment all on terms satisfactory to Lender or by operation of law or otherwise.

(b) Borrower is not now entitled to any claim, counterclaim, defense, affirmative defense, or other right of setoff whatsoever against Lender, any servicer and their officers, directors, employees and agents (the “Released Parties”) with regard to (i) the payment of the Note and the sums payable under the Loan, or (ii) the enforcement of any of the rights and remedies of Lender under any of the Loan Documents.

(c) In consideration of Lender’s consent under this Agreement and the release of Borrower, Borrower hereby releases, waives, and surrenders any and all claims, counterclaims, defenses, affirmative defenses, and other rights of setoff whatsoever, relating to acts, events, conduct, or other matters whatsoever occurring at or prior to the date hereof, that Borrower might otherwise have been entitled to assert or allege against the Released Parties for any reason under or in connection with the Loan or Loan Documents or the Assumption Documents, including, but not limited to, any matter related to, connected with, arising out of, or regarding this Agreement, the transfer of the Property, the payment of amounts due to Lender under the Note or the enforcement of the provisions under any of the Loan Documents. Purchaser acknowledges and agrees that the foregoing release, waiver, and surrender by Borrower is binding upon Purchaser for all events arising prior to the execution of this Agreement.

7. Representations of Borrower. Borrower represents and warrants to Lender that:

(a) All information, documents and financial information submitted to Lender by Borrower is true, correct and complete and accurate in all material respects as of the date of the submission and as of the date of this Agreement.

(b) To Borrower’s knowledge, no Event of Default exists under the Loan Documents, nor does any event or condition exist which, with the giving of notice or the passage of time or both, if not cured or corrected, would constitute an Event of Default (such event or condition hereinafter referred to as a “Default”).

(c) Argonne Bridge LLC is an Illinois limited liability company, duly organized, validly existing and in good standing under the laws of the State of its formation, and has full power and authority to conduct the business of owning and operating the Property in the state where the Property is located. JES Argonne Bridge LLC is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of its formation, and has full power and authority to conduct the business of owning and operating the Property in the state where the Property is located.

(d) Borrower is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code. This statement is made by Borrower in compliance with Section 1445 of the Internal Revenue Code to exempt any transferee of the Property from withholding the tax required upon a foreign transferor’s disposition of a U.S. real property interest. Under Section 1445 of the Internal Revenue, Lender is not required to withhold any tax as a result of the transfer of the Property by Borrower.

(e) The execution and delivery of this Agreement and of the documents and instruments effecting the Transfer to which Borrower is a signatory have been duly authorized by Borrower, and this Agreement and such other documents and instruments have been duly executed and delivered by Borrower.

(f) The Assumed Loan Documents constitute the legal, valid and binding obligations of Borrower enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally or general principles of equity. Neither the entry into nor the performance of and compliance with the Assumed Loan Documents has resulted or will result in any violation of, or conflict with or default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Borrower or any property of Borrower is bound or any statute, rule or regulation applicable to it.

(g) There is no action, proceeding or investigation pending or, to Borrower’s knowledge, threatened, that could affect the validity or enforceability of the Assumption Documents or any action taken or to be taken pursuant thereto, or which could result in any material adverse change in the condition (financial or otherwise) or business of Borrower.

8. Representations of Purchaser. Purchaser represents, warrants and covenants to Lender as follows:

(a) All information, documents and financial information submitted to Lender by Purchaser is true, correct and complete and accurate in all material respects as of the date of the submission and as of the date of this Agreement.

(b) To Purchaser’s knowledge, no Event of Default exists under the Loan Documents, nor does any event or condition exist which, with the giving of notice or the passage of time or both, if not cured or corrected, would constitute a Default.

(c) Purchaser is a Delaware limited liability company, duly organized, validly existing and in good standing under the laws of the State of its formation, and has full power and authority to conduct the business of owning and operating the Property in the state where the Property is located.

(d) Purchaser is not a foreign corporation, foreign partnership, foreign trust or foreign estate, as those terms are defined in the Internal Revenue Code. This statement is made by Purchaser in compliance with Section 1445 of the Internal Revenue Code to exempt any transferee of the Property from withholding the tax required upon a foreign transferor’s disposition of a U.S. real property interest. Under Section 1445 of the Internal Revenue Code, Lender is not required to withhold any tax as a result of the transfer of the Property to Purchaser or upon the exercise by Lender of any of its rights or remedies pursuant to the Security Instrument. Purchaser agrees to inform Lender promptly if any of the above information in this subparagraph should change and no longer be true. Purchaser understands that the information set forth herein may be disclosed to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment, or both.

(e) The execution and delivery of this Agreement and of the documents and instruments effecting the Transfer to which Purchaser is a signatory have been duly authorized by Purchaser, and this Agreement and such other documents and instruments have been duly executed and delivered by Purchaser.

(f) This Agreement, the other Assumption Documents and the Assumed Loan Documents constitute the legal, valid and binding obligations of Purchaser enforceable in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting the rights of creditors generally or general principles of equity. Neither the entry into nor the performance of and compliance with this Agreement, the other Assumption Documents or any of the Assumed Loan Documents has resulted or will result in any violation of, or conflict with or default under, any judgment, decree, order, mortgage, indenture, contract, agreement or lease by which Purchaser or any property of Purchaser is bound or any statute, rule or regulation applicable to it.

(g) There is no action, proceeding or investigation pending or, to the best of Purchaser’s knowledge, threatened, that could affect the validity or enforceability of the

Assumption Documents or any of the Assumed Loan Documents, or any action taken or to be taken pursuant thereto, or which could result in any material adverse change in the condition (financial or otherwise) or business of Purchaser.

(h) No representation or warranty of Purchaser made in this Agreement contains any untrue statement of material fact known to Purchaser or omits to state a material fact known to Purchaser necessary in order to make such representations and warranties not materially misleading in light of the circumstances under which they are made.

(i) There has been no material adverse change in the representations made or information heretofore supplied by or on behalf of Purchaser in connection with the assumption of the Loan, including, but not limited to, with respect to (a) the composition, structure, finances, business operations, credit prospects or financial condition of Purchaser, and (b) to Purchaser’s actual knowledge, the rental income, condition or ownership of the Property.

(j) As of the Effective Date, (i) Purchaser will have acquired from Borrower all of the Property, and accepted Borrower’s assignment of the Leases and Rents; (ii) Purchaser will have assumed the performance of Borrower’s obligations under the Leases arising from and after the Effective Date; and (iii) Purchaser has not granted to Borrower a mortgage or other security instrument or lien upon the Property to secure any debt or obligations owed to Borrower.

(k) There are no loans payable by Purchaser to any partner or member of Purchaser or to any other person or entity which is in the organizational structure of Purchaser or who or which has a direct or indirect ownership interest in Purchaser or is an affiliate or subsidiary entity of any of the foregoing or is a stockholder, officer or director of any of the foregoing or is an affiliate or subsidiary entity of such stockholder, officer or director.

(l) Purchaser has filed all federal, state, county and municipal tax returns required to have been filed by Purchaser, and has paid all taxes which have become due pursuant to such returns or to any notice of assessment received by Purchaser, and Purchaser has no knowledge of any basis for additional assessment with respect to such taxes.

(m) Neither Purchaser nor, to Purchaser’s knowledge, any person owning an interest in Purchaser is a country, territory, individual or entity named on a list maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), or is a Specially Designated National or Blocked Person under the programs administered by OFAC. Purchaser’s knowledge shall not require any investigation into ownership of publicly traded stock or other publicly traded securities. If the foregoing certification, representation and warranty shall at any time be or become untrue or incorrect during the term of the Loan, an Event of Default shall be deemed to have occurred.

9. Notices. Until further notice given by either party to the other in accordance with the Loan Documents:

(a) Borrower’s notice address is as provided for in the Loan Documents.

(b) The notice address for Purchaser is as follows:

c/o Dividend Capital
518 17th Street, Suite 1700
Denver, Colorado 80202
Attn: Lainie Minnick and General Counsel

With a copy to:

Holme Roberts & Owen LLP
1700 Lincoln Street, Suite 4100
Denver, Colorado 80203
Attn: Robert H. Bach, Esq.

(c) the notice address for Lender is as follows:

c/o Prudential Asset Resources, Inc.
2100 Ross Avenue, Suite 2500
Dallas, Texas 75201 Loan No. 506107248

10. Generic Modification of Loan Documents. Following the assumption, the Loan Documents are modified as follows:

(a) The Loan Documents are modified to reflect the Transfer.

(b) References in the Loan Documents to Borrower shall be deemed to refer to Purchaser.

(c) References in the Loan Document to Original Guarantor shall be deemed to refer to Industrial Income Operating Partnership.

11. Specific Modifications of Loan Documents.

(a) The paragraph after Section 2.04(f) of the Note is revised to delete subsection (E).

(b) The last sentence of Section 1.13(a) of the Security Instrument makes reference to certain permitted Transfers that apply “with respect to original Mortgagor only” and, accordingly, do not apply to Purchaser. Such sentence is hereby replaced in its entirety with the following provisions:

The following Transfers shall be permitted and shall not be deemed prohibited Transfers (and each shall be permitted hereunder without the consent of Mortgagee or the payment of any assumption fee and without any confirmation that there will not be an Adverse Rating Impact):

(i) a Transfer by holders of direct or indirect interests (each an “Interest Holder”) in IIT WOODRIDGE - MAPLE POINT DC II LLC, a Delaware limited liability company (“New Borrower”), Industrial Income Trust Inc. (“IIT”) or Industrial Income Operating Partnership (“IIOP”) to another person or entity who is not an Interest Holder, provided, however, that after taking into account any prior Transfers pursuant to this sentence, IIT must:

(A) maintain ownership, directly or indirectly, of at least 25% or more of the ownership of New Borrower,

(B) and there must be no Change of Control.

(ii) issuance of securities in IIT and issuance of operating partnership units in IIOP (including those listed on any national securities exchange), or the conversion of IIT or IIOP, or any subsidiary thereof, into an “open end fund”, provided there must be no Change of Control.

(iii) a Transfer by operation of law resulting from the merger, consolidation, or non-bankruptcy reorganization, of IIT or IITP, provided that either:

(A) there is No Change of Control and the surviving entity must be of equivalent or better financial condition IIT or IITP before the merger, consolidation, or non-bankruptcy reorganization; or

(B) the surviving entity must be a Qualified Real Estate Investor (defined below).

(iv) In the event of a Transfer under (iii) above, New Borrower shall give Mortgagee at least fifteen (15) days prior written notice of the merger, consolidation, or non-bankruptcy reorganization, along with reasonable information to permit Lender to determine that the requirements have been met, together with an administrative fee of $10,000. Further, New Borrower will reimburse Mortgagee for reasonable expenses incurred with Mortgagee’s review, including reasonable attorney’s fees.

(v) For purposes of this Section, the following definitions apply:

(A) “Change of Control” means possession, directly or indirectly, of the power to direct or cause the direction of the day to day management and policies of IIT and IIOP and the approval of all major decisions, whether through the ownership of voting securities, by contract or otherwise. A “Change of Control” shall not be deemed to have occurred (i) based on the routine replacement (by election, or by retirement, death or disability) of members of the board of directors or equivalent government body of the entity or (ii) based on the replacement of one or more members of the senior executive management.

(B) “Qualified Real Estate Investor” is defined as a reputable real estate investment trust, bank, savings and loan association, investment bank, investment fund, money management firm corporation, partnership, joint venture, limited liability company, trust, pension fund, pension trust, pension account, pension advisory firm, insurance company, mutual fund, (or an institution substantially similar to any of the foregoing entities) that:

(1) regularly invests in debt or equity interests relating to commercial real estate; and

(2) has a minimum net worth or capital and surplus of at least $250,000,000 (or admitted assets with respect to a pension plan), gross real estate assets of $750,000,000 (or committed capital of at least $750,000,000); and

(3) is based in the United States and free from any bankruptcy, reorganization or insolvency proceedings or any criminal charges or proceedings and shall not have been, at the time of transfer or in the past, a litigant, plaintiff or defendant in any suit brought against or by Mortgagee.

(c) Section 1.33(d) of the Security Agreement is modified to read as follows:

(d) has not incurred and shall not incur any debt, secured or unsecured, direct or contingent (including, but not limited to, guaranteeing any obligation), other than (i) the Debt, and (ii) advances or trade payables or accrued expenses incurred in the ordinary course of business of operating the Property not outstanding for more than sixty (60) days from the date incurred with trade creditors and in an amount not to exceed four (4%) percent of the outstanding principal balance of the Note in the aggregate (provided that such 4% limitation shall instead be $1,000,000 in the aggregate with respect to advances or trade payables or accrued expenses related to build-out of tenant space at the Property); and no debt will be secured;

(d) Section 1.33(f) of the Security Instrument is modified to read as follows:

(f) shall to the extent Mortgagor uses stationery, invoices or checks, use (and has continuously used) its own separate stationery, invoices and checks;

(e) Section 1.33(g) of the Security Instrument is modified to read as follows:

(g) shall maintain (and has continuously maintained) correct and complete financial statements, accounts, books and records and other entity documents separate from those of any Affiliate of same or any other person or entity; except that Mortgagor’s assets may be included in a consolidated financial statement of its Affiliate so long as the consolidated financial statements contain a generic note saying that the mortgage indebtedness of the consolidated entities is generally nonrecourse debt of separate real property owning subsidiaries;

(f) Section 1.33 (i) of the Security Instrument is modified to read as follows:

(i) shall file or cause to be filed its own separate tax returns, to the extent required by applicable law, (and has continuously done so in the past);

(g) Section 1.33 (k) of the Security Instrument is modified to read as follows:

(k) shall observe all customary formalities regarding the separate existence of the Mortgagor (and has continuously done so in the past);

(h) Section 1.33 (l) of the Security Instrument is modified to read as follows:

(l) has held and shall continue to hold title to its assets in its own name and act solely in its own name;

(i) Section 1.33 (o) of the Security Instrument is modified to read as follows:

(o) has at all times been and intends to remain solvent; provided, however, that the foregoing shall only apply to the extent that there is a positive cash flow at the Property after the payment of all operating expenses and debt service, and shall not require any equity owner to make additional capital contributions to Mortgagor;

(j) Section 1.33 (r) of the Security Instrument is modified to read as follows:

(r) shall pay or cause to be paid its own liabilities and expenses of any kind, only out of its own separate funds;

(k) Section 1.33 (s) of the Security Instrument is modified to read as follows:

(s) has at all times been and intends to remain adequately capitalized to engage in the transactions contemplated at its formation; provided, however, that the foregoing shall only apply to the extent that there is a positive cash flow at the Property after the payment of all operating expenses and debt service, and shall not require any equity owner to make additional capital contributions to Mortgagor;

(l) Section 1.33 (u) of the Security Instrument is deleted.

(m) Section 4.35 of the Security Instrument is deleted.

(n) Exhibit C to the Security Instrument establishes the “Prepaid Rent Reserve” and the “Goodyear Rent Reserve”. The conditions for disbursement of both such Reserves have been satisfied and such Reserves have been fully disbursed by Lender to Borrower. Accordingly, references in the Security Instrument to such Reserves are deleted.

12. Confirmation and Ratification. The parties agree as follows:

(a) The outstanding and unpaid principal balance of the Note as of the Effective Date is $6,150,000.00. This amount has been determined after taking into account the payment received by Lender due for August 5, 2011.

(b) Nothing in this Agreement shall be understood or construed to amount to a satisfaction or release in whole or in part of the Note, the Security Instrument, the Assignment of Leases or any of the other Loan Documents, or of the property covered by the Security Instrument from the effect thereof. All terms and conditions of the Loan Documents, including any written amendments or modifications heretofore agreed to by Lender, shall continue in full force and effect except as otherwise provided herein.

(c) The Property shall remain in all respects subject to the liens, charges and encumbrances of the Security Instrument and the other Loan Documents and/or conveyance of title contained in the Loan Documents.

(d) Nothing in this Agreement shall affect or be construed to affect the liens, charges or encumbrances of the Security Instrument or the other Loan Documents or the priority thereof over all other liens, charges, encumbrances or conveyances. Nothing in this Agreement shall affect or be construed to affect any other security or instrument, if any, held by Lender in connection with or to evidence the Loan.

(e) Nothing in this Agreement shall affect or be construed to affect the warranty of title in the Security Instrument.

(f) Nothing in this Agreement shall affect or be construed to release or affect the liability of any party or parties under or on account of the Loan Documents, except to the extent Borrower is expressly released under Paragraph 6 of this Agreement.

(g) Except as expressly modified by this Agreement and the other Assumption Documents the terms and conditions of the Loan Documents remain unchanged and are reaffirmed, ratified and confirmed and remain in full force and effect.

(h) To the knowledge of Lender, there is no Event of Default under the Loan Documents and there are no facts or circumstances that exist that with the giving of written notice thereof by Lender to Borrower, the lapse of cure, grace or other periods, or both, would constitute an Event of Default. For purposes hereof, the knowledge of Lender is without investigation or inquiry (other than customary inquiries of computer records) and is based solely on the current actual knowledge of the persons responsible for servicing of the Loan. Nothing herein shall be deemed to waive the rights of Lender to enforce its rights under the Loan Documents with respect to any good faith error in the foregoing confirmation or any matter that is subsequently discovered.

13. Waiver of Jury Trial. PURCHASER AND BORROWER WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, THE RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTER-CLAIM FILED BY EITHER OF THEM, WHETHER IN CONTRACT, TORT OR OTHERWISE, RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT, THE LOAN DOCUMENTS OR ANY ACTS OR OMISSIONS OF LENDER IN CONNECTION THEREWITH OR THE LOAN.

14. No Waiver by Lender. Except as expressly provided herein, the execution of this Agreement by the Lender does not and shall not constitute a waiver of any rights or remedies to which Lender is entitled pursuant to the Loan Documents, nor shall the same constitute a waiver of any default which may have heretofore occurred or which may hereafter occur with respect to the Loan Documents.

15. Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

16. Severance. If any one or more of the provisions contained in this Agreement are for any reason invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement will be construed as if such invalid, illegal or unenforceable provision had never been contained in this Agreement.

17. Governing Law. THE TERMS AND CONDITIONS OF THIS AGREEMENT SHALL BE GOVERNED BY THE APPLICABLE INTERNAL LAWS OF THE STATE WHERE THE PROPERTY IS LOCATED, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.

18. Interpretation. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

19. Entire Agreement. THIS AGREEMENT AND THE OTHER ASSUMED LOAN DOCUMENTS CONTAIN THE ENTIRE AGREEMENT BETWEEN THE PARTIES HERETO WITH RESPECT TO THE ASSUMPTION OF THE LOAN AND FULLY SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS BETWEEN THE PARTIES PERTAINING TO SUCH SUBJECT MATTER. THERE ARE NO ORAL AGREEMENTS BETWEEN THE PARTIES.

20. Successor and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

21. Deferred Maintenance.

(a) Lender caused the Property to be inspected and such inspection has revealed that the Property is in need of certain maintenance, repairs and/or remedial or corrective work (“Deferred Maintenance”) described as follows:

(i) On the east building parking lot alligatoring down the center of the parking lot was observed – approx 20%

(ii) Minor rust streaks were observed on the building exterior.

(iii) Common area driveway between the 2 buildings to truck docks is 80% alligatored.

(b) Contemporaneously with the execution of this Agreement, Borrower has deposited into the Replacement Reserve the sum of $83,750.

(c) Purchaser shall cause each of the items Deferred Maintenance to be corrected to the satisfaction of Lender and as necessary to bring the Property into compliance with all applicable laws, ordinances, rules and regulations on or before the expiration of ninety (90) days after the date hereof, as such time period may be extended by Lender in its reasonable discretion.

(d) So long as no Default hereunder or under the other Loan Documents has occurred and is continuing, sums deposited into the Replacement Reserve may be used to pay the costs and expenses of completing the Deferred Maintenance; and Lender shall, to the extent funds are available for such purpose disburse to Purchaser the amount paid or incurred by Purchaser in completing, performing, remediating or correcting the Deferred Maintenance upon satisfaction by Purchaser of the disbursement conditions set forth in Section 1.8(a) of the Security Instrument. Upon completion of the Deferred Maintenance and proof of payment of the expenses related thereto as outlined above, Lender shall disburse all funds remaining in the Replacement Reserve to Purchaser. Lender shall be entitled to rely on any draw request from Purchaser without any inquiry into the accuracy, validity or contestability of any such amount. Lender, at Purchaser’s cost and expense, shall have the right to inspect the work performed hereunder as a condition to Lender’s release of funds in the Replacement Reserve.

(e) Lender hereby waives any default by Borrower in connection with Deferred Maintenance and Purchaser shall not be declared in default so long as it complies with the provisions of this Section.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement to be effective as of the day and year first above written.

LENDER:

U.S. BANK NATIONAL ASSOCIATION, AS TRUSTEE, AS SUCCESSOR-IN-INTEREST TO BANK OF AMERICA, NATIONAL ASSOCIATION, SUCCESSOR BY MERGER TO LASALLE BANK NATIONAL ASSOCIATION, AS TRUSTEE, FOR THE REGISTERED HOLDERS OF BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2007-PWR17

By:	Prudential Asset Resources, Inc., a Delaware corporation
Its:	Master Servicer

	By:	/s/ James “Beau” Jones
	Name:	James “Beau” Jones
	Title:	Vice President

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§

This instrument was acknowledged before me on the 3 day of August, 2011 by James “Beau” Jones , the Vice President of Prudential Asset Resources, Inc, a Delaware corporation, Master Servicer for U.S. Bank National Association, as Trustee, as successor in interest to Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Trustee, for the Registered Holders of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2007-PWR17.

/s/ Emily J. Hodges
Notary Public, State of Texas

[Notary Seal]

BORROWER:

ARGONNE BRIDGE, LLC, an Illinois limited liability company

By:	/s/ Robert E. Smietana
Name:	Robert E. Smietana
Title:	Manager

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

I, Grace Fill  , a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that Robert E. Smietana , personally known to me to be the a manager of Argonne Bridge, LLC, an Illinois limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act and deed of said company, for the uses and purposes therein set forth.

Given under my hand and official seal, this 3rd day of August, 2011.

/s/ Grace Fill
Notary Public

Commission expires 7/28/2013

JES ARGONNE BRIDGE, LLC,
an Illinois limited liability company

By:	/s/ John E. Shaffer
Name:	John E. Shaffer
Title:	Manager

STATE OF ILLINOIS	)
) ss.
COUNTY OF COOK	)

I, Grace Fill  , a Notary Public in and for the said County, in the State aforesaid, DO HEREBY CERTIFY that John E. Shaffer , personally known to me to be the a manager of JES Argonne Bridge, LLC, an Illinois limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person, and acknowledged that he signed and delivered the said instrument as his free and voluntary act, and as the free and voluntary act and deed of said company, for the uses and purposes therein set forth.

Given under my hand and official seal, this 3rd day of August, 2011.

/s/ Grace Fill
Notary Public

Commission expires 7/28/2013

PURCHASER:

IIT WOODRIDGE – MAPLE POINT DC II LLC, a Delaware limited liability company

By:	IIT Real Estate Holdco LLC, a Delaware limited liability company, its sole member

	By:	Industrial Operating Partnership LP, a Delaware limited partnership, its sole member

		By:	Industrial Income Trust, Inc.,
a Maryland corporation, its general partner

		By:	/s/ Thomas G. McGonagle
		Name:	Thomas G. McGonagle
		Title:	CFO

STATE OF COLORADO	§
§
COUNTY OF DENVER	§

This instrument was acknowledged before me on the 3rd day of August, 2011 by Thomas G. McGonagle , the CFO of Industrial Income Trust, Inc., a Maryland corporation, general partner of Industrial Operating Partnership LP, a Delaware limited partnership, sole member of IIT Real Estate Holdco LLC, a Delaware limited liability company, sole member of IIT Woodridge – Maple Point DC II LLC, a Delaware limited liability company.

/s/ Wendy E. Casady
Notary Public, State of Colorado

[Notary Seal]

EXHIBIT A

(Legal Description)